Exhibit 10.52
FIRST AMENDMENT TO CREDIT AGREEMENT
THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of February 9, 2024 (this “Amendment”), is entered into among ALBEMARLE CORPORATION, a Virginia corporation (the “Company”), ALBEMARLE EUROPE SRL, a société à responsabilité limitée organized under the laws of Belgium (“Belgian Borrower” and, together with the Company and any other Subsidiary of the Company party thereto pursuant to Section 2.14 thereof, collectively, the “Borrowers”), the Lenders party hereto, and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below and as amended by this Amendment).
RECITALS

WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement, dated as of October 28, 2022 (the “Credit Agreement”);
WHEREAS, the Company has requested certain amendments to the Credit Agreement; and
WHEREAS, the parties hereto have agreed to amend the Credit Agreement as provided herein.
NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
AGREEMENT

1.    Amendments to Credit Agreement: Effective upon satisfaction of the conditions precedent set forth in Section 2 below:
(a)Section 1.01 of the Credit Agreement is hereby amended to add the following new definitions in the appropriate alphabetical order to read as follows:
“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of four fiscal quarters ending on such date to (b) Consolidated Interest Charges for the period of four fiscal quarters ending on such date.
“Consolidated Windfield-Adjusted EBITDA” means, for any period, for the Consolidated Group, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b) the following, in each case to the extent deducted in calculating such Consolidated Net Income, without duplication: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable by the Consolidated Group for such period, (iii) the amount of depreciation and amortization expense for such period, (iv) non-cash expenses for such period (excluding any non-cash expense to the extent that it represents an accrual of or reserve for cash payments in any future period and any inventory valuation related charge), (v) non-cash goodwill impairment charges, (vi) any non-cash loss attributable to the mark-to-market adjustments in the valuation of pension liabilities (to the extent the cash impact resulting from such loss has not been realized) in accordance with Accounting Standards Codification 715 (ASC 715), (vii) any fees, expenses or charges (other than depreciation or amortization expense) related to any Acquisition, Disposition, issuance of equity interests, other transactions (excluding intercompany transactions) permitted by Section 8.02, or the incurrence of Indebtedness not prohibited by this Agreement (including any refinancing or amendment thereof) (in each case, whether or not consummated), including, but not limited to, such fees, expenses or charges related to this Agreement and the other Loan Documents and any amendment or other modification of this Agreement or the other Loan Documents, (viii) any expense to the extent that a corresponding amount is received during such period in cash by the Company or any of its Subsidiaries under any agreement providing for indemnification or reimbursement of such expenses, and (ix) any expense with respect to liability or casualty events or business interruption to the extent reimbursed to the Company or any of its Subsidiaries during such period by third party insurance, plus (c) the amount of dividends or distributions or other payments (including any ordinary course dividend, distribution or other payment) that are actually received in cash (or converted into cash) for such period by a member of the Consolidated Group from any Person that is not a member of the Consolidated Group or otherwise in respect of any unconsolidated investment (other than any such dividends, distributions and payments received from Windfield in respect of the Consolidated Group’s ownership interest in Windfield), minus (d) to the extent included in calculating such Consolidated Net Income, (i) non-cash income during such period (excluding any non-cash income to the extent that it represents cash receipts in any future period and any inventory valuation related income), and (ii) any non-cash gains attributable to the mark-to-market adjustments in the valuation of pension liabilities in accordance with Accounting Standards Codification 715 (ASC 715), all as determined in accordance with GAAP plus (e) the Windfield Earnings Amount for such period.
“Windfield” means Windfield Holdings Pty. Ltd., a company incorporated in Australia.
“Windfield Earnings Amount” means, for any period, (i) the Consolidated Group’s equity in net income of unconsolidated investments for such period attributable to Windfield, as disclosed in (or derivable from) the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, divided by (ii) one minus the then prevailing Australian federal income tax rate for such period (expressed as a decimal).  It is acknowledged and agreed that the prevailing Australian federal income tax rate as of December 31, 2023 is 30% (or 0.30 expressed as a decimal).  Notwithstanding the foregoing, the Windfield Earnings Amount for the three-month periods ended March 31, 2023, June 30, 2023 and September 30, 2023 shall be $553,284,000, $779,919,000 and $665,616,000, respectively.
“Windfield Funded Debt” means, as of any date of determination, (i) the Funded Debt of Windfield and its Subsidiaries determined on a consolidated basis in accordance with International Financial Reporting Standards (and converted to Dollars by the Company based on the prevailing currency exchange rate in effect on such date) multiplied by (ii) the Windfield Ownership Percentage as of such date.
“Windfield Ownership Percentage” means, as of any date of determination, the percentage of the issued and outstanding ordinary shares in the capital of Windfield that are owned, directly or indirectly, by the Consolidated Group as of such date; provided that in the event Windfield becomes a member of the Consolidated Group then the Windfield Ownership Percentage shall be deemed to be zero at all times during which Windfield is a member of the Consolidated Group.
“Windfield Unrestricted Cash” means, as of any date of determination, (i) the cash and cash equivalents owned as of such date by Windfield or any of its Subsidiaries, determined on a consolidated basis in accordance with International Financial Reporting Standards (and converted to Dollars by the Company based on the prevailing currency exchange rate in effect on such date); provided that such cash and cash equivalents do not appear (and in accordance with International Financial Reporting Standards would not be required to appear) as “restricted” on the consolidated statement of financial position of Windfield prepared as of such date in accordance with International Financial Reporting Standards multiplied by (ii) the Windfield Ownership Percentage as of such date.

(b)Each of the references to “financial covenant” in (i) the definition of “Pro Forma Basis” in Section 1.01, (ii) Section 1.03(b), (iii) Section 1.08(a), (iv) Section 2.01(b)(xii) and (v) Section 7.02 of the Credit Agreement is hereby amended and replaced with “financial covenants”.
(c)The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
“Consolidated EBITDA” means, for any period, for the Consolidated Group, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b) the following, in each case to the extent deducted in calculating such Consolidated Net Income, without duplication: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable by the Consolidated Group for such period, (iii) the amount of depreciation and amortization expense for such period, (iv) non-cash expenses for such period (excluding any non-cash expense to the extent that it represents an accrual of or reserve for cash payments in any future period and any inventory valuation related charge), (v) non-cash goodwill impairment charges, (vi) any non-cash loss attributable to the mark-to-market adjustments in the valuation of pension liabilities (to the extent the cash impact resulting from such loss has not been realized) in accordance with Accounting Standards Codification 715 (ASC 715), (vii) any fees, expenses or charges (other than depreciation or amortization expense) related to any Acquisition, Disposition, issuance of equity interests, other transactions (excluding intercompany transactions) permitted by Section 8.02, or the incurrence of Indebtedness not prohibited by this Agreement (including any refinancing or amendment thereof) (in each case, whether or not consummated), including, but not limited to, such fees, expenses or charges related to this Agreement and the other Loan Documents and any amendment or other modification of this Agreement or the other Loan Documents, (viii) any expense to the extent that a corresponding amount is received during such period in cash by the Company or any of its Subsidiaries under any agreement providing for indemnification or reimbursement of such expenses and (ix) any expense with respect to liability or casualty events or business interruption to the extent reimbursed to the Company or any of its Subsidiaries during such period by third party insurance, plus (c) the amount of dividends or distributions or other payments (including any ordinary course dividend, distribution or other payment) that are actually received in cash (or converted into cash) for such period by a member of the Consolidated Group from any Person that is not a member of the Consolidated Group or otherwise in respect of any unconsolidated investment,  minus (d) to the extent included in calculating such Consolidated Net Income, (i) non-cash income during such period (excluding any non-cash income to the extent that it represents cash receipts in any future period and any inventory valuation related income) and (ii) any non-cash gains attributable to the mark-to-market adjustments in the valuation of pension liabilities in accordance with Accounting Standards Codification 715 (ASC 715), all as determined in accordance with GAAP.

(d)The definition of “Consolidated Leverage Ratio” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) the difference of (i) the sum of (A) Consolidated Funded Debt as of such date plus (B) Windfield Funded Debt as of such date minus (ii) the sum of (A) Unrestricted Cash as of such date plus (B) Windfield Unrestricted Cash as of such date (in an amount not to exceed Windfield Funded Debt as of such date) to (b) Consolidated Windfield-Adjusted EBITDA for the period of the four fiscal quarters ending on such date; provided, however, that, for purposes of calculating the Consolidated Leverage Ratio, with respect to any PILOT Transaction: (x) the Attributable Principal Amount of the PILOT-Related Capital Lease shall be deemed to be equal to zero, (y) the Consolidated Interest Charges on any such Attributable Principal Amount (described in clause (x)) shall be deemed to be equal to zero, and (z) the net income from any interest earned with respect to any related Member-Held LRBs shall be deemed to be equal to zero.

(e)Section 7.01 of the Credit Agreement is hereby amended to (i) delete the “and” at the end of clause (a) thereof, (ii) replace the “.” at the end of clause (b) thereof with “; and” and (iii) add a new clause (c) to read as follows:
    (c)    (i) as soon as available, but in any event within 120 days after the end of each fiscal year of the Company, a consolidated statement of financial position of Windfield and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of profit or loss and other comprehensive income, changes in equity and cash flows for such fiscal year, all in reasonable detail and prepared in accordance with International Financial Reporting Standards, audited and accompanied by a report and opinion of an independent certified public accountant, which report and opinion shall be prepared in accordance with generally accepted auditing standards and (ii) as soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a consolidated statement of financial position of Windfield and its Subsidiaries as of the end of such fiscal quarter, and the related consolidated statements of profit or loss and other comprehensive income and cash flows for such fiscal quarter and for the portion of Windfield’s fiscal year then ended, without footnotes; provided that the Company and the Borrower shall not be required to furnish to the Administrative Agent any item described in this clause (c) that has not been received by the Company from Windfield after using commercially reasonable efforts to obtain the relevant item from Windfield.
(f)Section 8.01(y) of the Credit Agreement is hereby amended to read as follows:
(y)    (i) Liens that are customary contractual rights of setoff or netting relating to (A) the establishment of depositary relations with banks not granted in connection with the issuance of Indebtedness, (B) pooled deposit or sweep accounts of the Company or any Subsidiary to permit satisfaction of overdraft or similar obligations or to secure negative cash balances in local accounts of foreign Subsidiaries incurred in the ordinary course of business of the Company or any Subsidiary, (C) purchase orders and other agreements entered into with customers of the Company or any Subsidiary in the ordinary course of business and (D) commodity trading or other brokerage accounts, and (ii) Liens on the proceeds of any Indebtedness incurred in connection with any transaction permitted hereunder, which proceeds have been deposited into an escrow account on customary terms to secure such Indebtedness pending the application of proceeds to finance such transaction;
(g)Section 8.01(dd) of the Credit Agreement is hereby amended to read as follows:
(dd)    Liens other than those referred to in subparagraphs (a) through (cc) above, provided, however, that the aggregate principal amount of obligations secured by such Liens plus the aggregate principal amount of unsecured Indebtedness of Subsidiaries of the Company outstanding pursuant to Section 8.07(g) does not exceed 20% of Consolidated Net Tangible Assets as appearing in the latest balance sheet delivered pursuant to Section 7.01.
(h)Section 8.06 of the Credit Agreement is hereby amended to read as follows:
8.06    Financial Covenants.

(a)    Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any four fiscal quarter period ending as of the end of any fiscal quarter of the Company to be greater than the maximum ratio set forth in the table below corresponding to such date:

Calendar Year	March 31	June 30	September 30	December 31
2023	3.50 to 1.0	3.50 to 1.0	3.50 to 1.0	3.50 to 1.0
2024	3.50 to 1.0	5.00 to 1.0	5.50 to 1.0	4.00 to 1.0
2025	3.75 to 1.0	3.75 to 1.0	3.50 to 1.0	3.50 to 1.0
thereafter	3.50 to 1.0	3.50 to 1.0	3.50 to 1.0	3.50 to 1.0

; provided, that, upon consummation of an Acquisition after June 30, 2025 with consideration that includes cash proceeds from the issuance of Funded Debt in excess of $500,000,000, the otherwise applicable maximum Consolidated Leverage Ratio, at the election of the Company (with prior written notice to the Administrative Agent), shall increase by 0.50:1.00 for four consecutive fiscal quarters beginning with the fiscal quarter in which such Acquisition occurs (the “Adjustment Period”). After any such Acquisition that results in an Adjustment Period, there must be at least two fiscal quarters subsequent to the end of the Adjustment Period before the Company shall be permitted to elect another Adjustment Period. The Company shall be permitted to request no more than two Adjustment Periods during the term of this Agreement; provided, however, in connection with each extension of the Maturity Date pursuant to Section 2.15, the Company shall have the right to request an additional Adjustment Period.

(b)    Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any four fiscal quarter period ending as of (i) the fiscal quarter of the Company ending December 31, 2024, March 31, 2025 or June 30, 2025, to be less than 2.00 to 1.0 and (ii) any fiscal quarter of the Company thereafter, to be less than 3.00 to 1.0.

(i)Section 8.07(d) of the Credit Agreement is hereby amended to read as follows:
(d)    obligations (contingent or otherwise) existing or arising under any Swap Contract (irrespective of whether such Swap Contract, when considered in isolation, mitigates or increases risk); provided that (i) such Swap Contract is entered into for a bona fide business purpose and (ii) at the time of entering into any such Swap Contract the obligations thereunder will not result in a material financial loss (as determined by the Company in good faith, taking into account any and all financial or commercial arrangements in place at such time, whether or not related to the transaction giving rise to such Swap Contract);
(j)Section 8.07(g) of the Credit Agreement is hereby amended to read as follows:
(g)    other Indebtedness, provided that the aggregate outstanding principal amount of such Indebtedness shall not exceed the difference between (i) 20% of Consolidated Net Tangible Assets as appearing in the latest balance sheet delivered pursuant to Section 7.01 minus (ii) the aggregate outstanding principal amount of Indebtedness of the Company secured by Liens permitted by Section 8.01(dd);
(k)Exhibit D to the Credit Agreement is hereby amended to read as Exhibit D attached hereto.
2.    Effectiveness; Conditions Precedent. This Amendment shall be and become effective as of the date when all of the conditions set forth in this Section 2 shall have been satisfied.

(a)Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrowers, the Administrative Agent and the Required Lenders.
(b)Consent Fees. The Company shall have paid all separately agreed consent fees to each Lender executing this Amendment.
3.    Expenses. The Borrowers agree to reimburse the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable and documented fees and expenses of Moore & Van Allen PLLC.
4.    Ratification. Each Borrower acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents, as amended hereby. This Amendment is a Loan Document.
5.    Authority/Enforceability. Each Borrower represents and warrants as follows:
(a)It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
(b)This Amendment has been duly executed and delivered by such Borrower and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) applicable Debtor Relief Laws, (ii) fraudulent transfer or conveyance laws, and (iii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(c)No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Borrower of this Amendment, except for those the failure to obtain, occur or make would not reasonably be expected to have a Material Adverse Effect.
(d)The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of its Organization Documents or (ii) violate, contravene or conflict with any Laws applicable to it, except in the case of clause (ii), to the extent that it would not reasonably be expected to have a Material Adverse Effect.
6.    Representations and Warranties of the Borrowers. Each Borrower represents and warrants to the Lenders that after giving effect to this Amendment (a) the representations and warranties set forth in Article VI of the Credit Agreement are true and correct in all material respects as of the date hereof unless they specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and (b) no Default exists.
7.    Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by telecopy or other secure electronic format (.pdf) shall be effective as an original.
8.    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

9.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
10.    Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.
11.    Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
[signature pages follow]

Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:                    ALBEMARLE CORPORATION,
a Virginia corporation
By: /s/ Amy M. Dunbar
Name: Amy M. Dunbar
Title: Vice President and Treasurer

ALBEMARLE EUROPE SRL,
a société à responsabilité limitée organized under the laws of Belgium

By: /s/ Theo Moons
Name: Theo Moons
Title: Managing Director

ALBEMARLE CORPORATION
FIRST AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE
AGENT:            BANK OF AMERICA, N.A.,
as Administrative Agent
By: /s/ DeWayne D. Rosse
Name: DeWayne D. Rosse
Title: Assistant Vice President

ALBEMARLE CORPORATION
FIRST AMENDMENT TO CREDIT AGREEMENT

LENDERS:    BANK OF AMERICA, N.A.,
as a Lender, Swing Line Lender and L/C Issuer
By: /s/ Bettina Buss
Name: Bettina Buss
Title:    Director
ALBEMARLE CORPORATION
FIRST AMENDMENT TO CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A.,
as a Lender and L/C Issuer
By: /s/ Kody J. Nerios
Name: Kody J. Nerios
Title: Authorized Officer

ALBEMARLE CORPORATION
FIRST AMENDMENT TO CREDIT AGREEMENT

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender and L/C Issuer
By: /s/ Peggy Yip
Name: Peggy Yip
Title: Director
ALBEMARLE CORPORATION
FIRST AMENDMENT TO CREDIT AGREEMENT

MIZUHO BANK, LTD.,
as a Lender and L/C Issuer
By: /s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Executive Director

ALBEMARLE CORPORATION
FIRST AMENDMENT TO CREDIT AGREEMENT

BANCO SANTANDER, S.A., NEW YORK BRANCH,
as a Lender
By: /s/ Andres Barbosa
Name: Andres Barbosa
Title: Managing Director
By: /s/ Arturo Prieto
Name: Arturo Prieto
Title: Managing Director

ALBEMARLE CORPORATION
FIRST AMENDMENT TO CREDIT AGREEMENT

GOLDMAN SACHS BANK USA,
as a Lender

By: /s/ Priyankush Goswami
Name: Priyankush Goswami
Title: Authorized Signatory

ALBEMARLE CORPORATION
FIRST AMENDMENT TO CREDIT AGREEMENT

MUFG BANK, LTD., as a Lender

By: /s/ Jorge Georgalos
Name: Jorge Georgalos
Title: Authorized Signatory

ALBEMARLE CORPORATION
FIRST AMENDMENT TO CREDIT AGREEMENT

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender
By: /s/ Jun Ashley
Name: Jun Ashley
Title: Director
ALBEMARLE CORPORATION
FIRST AMENDMENT TO CREDIT AGREEMENT

TRUIST BANK,
as a Lender
By: /s/ Iryna Kolos
Name: Iryna Kolos
Title: Vice President

ALBEMARLE CORPORATION
FIRST AMENDMENT TO CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION,
as a Lender
By: /s/ Sawyer Johnson
Name: Sawyer Johnson
Title: Vice President

BANK OF CHINA, NEW YORK BRANCH,
as a Lender
By: /s/ Raymond Qiao
Name: Raymond Qiao
Title: Executive Vice President

THE NORTHERN TRUST COMPANY,
as a Lender
By: /s/ Andrew D. Holtz
Name: Andrew D. Holtz
Title: Senior Vice President

Exhibit D

FORM OF COMPLIANCE CERTIFICATE

Check for distribution to public and private side Lenders[1]

Financial Statement Date: , 20__

To:    Bank of America, N.A., as Administrative Agent

Re:    Amended and Restated Credit Agreement dated as of October 28, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”) among Albemarle Corporation, a Virginia corporation (the “Company”), Albemarle Europe SRL, a private limited liability company organized under the laws of Belgium (“société à responsabilité limitée”) (the “Belgian Borrower” and together with the Company and any other Subsidiary of the Company party to the Credit Agreement pursuant to Section 2.14 thereof, collectively, the “Borrowers”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Swing Line Lender. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned Responsible Officer hereby certifies as of the date hereof that [he/she] is the of the Company, and that, in [his/her] capacity as such, [he/she] is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Company, and that:

[Use following paragraph 1 for fiscal year-end financial statements:]

[1.    Attached hereto as Schedule 1 are the audited financial statements required by Section 7.01(a) of the Credit Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.]

[Use following paragraph 1 for fiscal quarter-end financial statements:]

[1.    Attached hereto as Schedule 1 are the unaudited financial statements required by Section 7.01(b) of the Credit Agreement for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Consolidated Group in all material respects in accordance with GAAP as of the above date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.]

[Use following paragraph 1 for year-end financial statements of Windfield and its Subsidiaries:]2

[1.    Attached hereto as Schedule 1 is the consolidated statement of financial position of Windfield and its Subsidiaries, and the related consolidated statements of profit or loss and other comprehensive income,
1 If this box is not checked, this certificate will only be posted to private side Lenders.
2 To be removed if not delivered together with the Albemarle financial statements.

changes in equity and cash flows for such fiscal year, required by Section 7.01(c)(i) of the Credit Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.]

[Use following paragraph 1 for quarter-end financial statements of Windfield and its Subsidiaries:]3

[1.    Attached hereto as Schedule 1 is the consolidated statement of financial position of Windfield and its Subsidiaries, and the related consolidated statements of profit or loss and other comprehensive income and cash flows for such fiscal quarter and for the portion of Windfield’s fiscal year then ended, required by Section 7.01(c)(ii) of the Credit Agreement for the fiscal quarter of the Company ended as of the above date.]

[select one:]4

[2.    To the best knowledge of the undersigned during such fiscal period, no Default or Event of Default exists as of the date hereof.]

[or:]

[the following is a list of each existing Default or Event of Default, the nature and extent thereof, and the proposed actions of the Borrowers with respect thereto:]

3.    The representations and warranties of the Borrowers contained in Article VI of the Credit Agreement, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01 of the Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered.

4.    The financial covenant analyses and information set forth on Schedule 2 attached hereto (i) are true and accurate on and as of the date of this Certificate and (ii) demonstrate compliance with Section 8.06 of the Credit Agreement.

5.    Set forth below is a summary of all material changes in GAAP affecting the Company and in the consistent application thereof by the Company occurring during the most recent fiscal quarter ending prior to the date hereof, the effect on the financial covenants resulting therefrom, and a reconciliation between calculation of the financial covenants before and after giving effect to such changes:

Delivery of an executed counterpart of a signature page of this Certificate by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Certificate.
[signature page follows]

3 To be removed if not delivered together with the Albemarle financial statements.
4 Items 2-4 are to be included in connection with the delivery of the financial statements of the Consolidated Group.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of __________ ___, ______.

ALBEMARLE CORPORATION,
a Virginia corporation

By:
Name:
Title:

Schedule 1
to Compliance Certificate

[Use the option below for the delivery of financial statements of the Consolidated Group]

[Financial statements for the fiscal [year][quarter] of the Company ended as of __________, 20__]

[Use the option below for delivery of financial statements of Windfield and its Subsidiaries]

[Financial statements for the fiscal [year][quarter] of the Company ended as of ________, 20__]

[see attached]

Schedule 2
to Compliance Certificate

Computation of Financial Covenants5

1.    Consolidated Leverage Ratio6

(a)    Consolidated Funded Debt as of such date:

(i)    all obligations for borrowed money, whether current or
long-term (including the Obligations under the Credit
Agreement), and all obligations evidenced by bonds,
debentures, notes, loan agreements or other similar
instruments, including convertible debt instruments        $

(ii)    all purchase money indebtedness (including indebtedness
and obligations in respect of conditional sales and title
retention arrangements, except for customary conditional
sales and title retention arrangements with suppliers that
are entered into in the ordinary course of business) and all indebtedness and obligations in respect of the deferred
purchase price of property or services (other than trade
accounts payable incurred in the ordinary course of business
and payable on customary trade terms)                $

(iii)    all contingent obligations under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety
bonds and similar instruments                    $

(iv)    the Attributable Principal Amount of capital leases and
Synthetic Leases                        $

(v)    the Attributable Principal Amount of Securitization
Transactions                            $

(vi)    all preferred stock and comparable equity interests providing for mandatory redemption, sinking fund or other like payments
within 91 days following the Maturity Date currently in effect    $

(vii)    Guarantees in respect of Funded Debt of another Person        $

(viii)    Funded Debt of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer,
5 In the event of any conflict between the formulas set forth herein and the formulas provided in the Credit Agreement, the Credit Agreement shall govern.
6 With respect to any PILOT Transaction: (a) the Attributable Principal Amount of the PILOT-Related Capital Lease shall be deemed to be equal to zero, (b) the Consolidated Interest Charges on any such Attributable Principal Amount (described in the prior clause (a)) shall be deemed to be equal to zero, and (c) the net income from any interest earned with respect to any related Member-Held LRBs shall be deemed to be equal to zero.

and, as such, has personal liability for such obligations, but only to the extent there is recourse to such Person for payment
thereof                                $

(ix)    Consolidated Funded Debt7
[1(a)(i) + 1(a)(ii) + 1(a)(iii) + 1(a)(iv) + 1(a)(v) + 1(a)(vi) + 1(a)(vii)
+ 1(a)(viii)]                            $

(b)    Windfield Funded Debt as of such date

(i)the Funded Debt of Windfield and its Subsidiaries determined on a consolidated basis in accordance with International Financial
Reporting Standards (and converted to Dollars by the Company based on the prevailing currency exchange rate in effect on such
date)                                $

(ii)the Windfield Ownership Percentage as of such date        $

(iii)Windfield Funded Debt
[1(b)(i) x 1(b)(ii)]                        $

(c)    Unrestricted Cash as of such date                    $

(d)    Windfield Unrestricted Cash as of such date

(i)the cash and cash equivalents owned as of such date by Windfield or any of its Subsidiaries, determined on a consolidated basis in accordance with International Financial Reporting Standards
(and converted to Dollars by the Company based on the prevailing currency exchange rate in effect on such date); provided that such cash and cash equivalents do not appear (and in accordance with
International Financial Reporting Standards would not be required to appear) as “restricted” on the consolidated statement of financial position of Windfield prepared as of such date in accordance with International
Financial Reporting Standards                    $

(ii)the Windfield Ownership Percentage as of such date        $

(iii)Windfield Unrestricted Cash (not to exceed Windfield Funded
Debt (1(b)(iii)) as of such date)
[1(d)(i) x 1(d)(ii)]                        $

(e)    Consolidated Windfield-Adjusted EBITDA for the period of the four fiscal quarters ending on such date:

7 The amount of Funded Debt shall be determined based on the outstanding principal amount in the case of borrowed money indebtedness under clause (a) and purchase money indebtedness and the deferred purchase obligations under clause (b), based on the maximum amount available to be drawn in the case of letter of credit obligations and the other obligations under clause (c), and based on the outstanding principal amount of Funded Debt that is the subject of the Guarantees in the case of Guarantees under clause (g) or, if less, the amount expressly guaranteed.

(i)    Consolidated Net Income for such period            $

To the extent deducted in calculating such Consolidated Net Income without duplication, items 1(e)(ii) – 1(e)(x):

(ii)    Consolidated Interest Charges for such period            $

(iii)    the provision for federal, state, local and foreign income taxes
payable by the Consolidated Group for such period        $

(iv)    the amount of depreciation and amortization expense for such
period                                $

(v)    non-cash expenses for such period (excluding any non-cash
expense to the extent that it represents an accrual of or reserve for cash payments in any future period and any inventory valuation
related charge)                        $

(vi)    non-cash goodwill impairment charges                 $

(vii)     any non-cash loss attributable to the mark-to-market
adjustments in the valuation of pension liabilities (to the extent the cash impact resulting from such loss has not been realized)
in accordance with Accounting Standards Codification 715
(ASC 715)                            $

(viii)     any fees, expenses or charges (other than depreciation or
amortization expense) related to any Acquisition, Disposition, issuance of equity interests, other transactions (excluding
intercompany transactions) permitted by Section 8.02 of the
Credit Agreement, or the incurrence of Indebtedness not
prohibited by the Credit Agreement (including any refinancing or amendment thereof) (in each case, whether or not
consummated), including, but not limited to, such fees, expenses or charges related to the Credit Agreement and the other Loan
Documents and any amendment or other modification of the
Credit Agreement or the other Loan Documents            $

(ix)    any expense to the extent that a corresponding amount is
    received during such period in cash by the Company or any of its Subsidiaries under any agreement providing for
    indemnification or reimbursement of such expenses        $

(x)    any expense with respect to liability or casualty events or business interruption to the extent reimbursed to the Company or any of its
    Subsidiaries during such period by third party insurance        $

(xi)    the amount of dividends or distributions or other payments
    (including any ordinary course dividend, distribution or other payment) that are actually received in cash (or converted into cash) for such period by a member of the Consolidated Group from any Person that is not a member of the Consolidated Group
    or otherwise in respect of any unconsolidated investment     (other
    than any such dividends, distributions and payments received from Windfield in respect of the Consolidated Group’s ownership
    interest in Windfield)                        $

To the extent included in calculating such Consolidated Net Income, items 1(e)(xii) and 1(e)(xiii):

(xii)    non-cash income during such period (excluding any non-cash income to the extent that it represents cash receipts in any future
period and any inventory valuation related income)        $

(xiii)    any non-cash gains attributable to the mark-to-market
adjustments in the valuation of pension liabilities in accordance
with Accounting Standards Codification 715 (ASC 715)        $

(xiv)    the Windfield Earnings Amount for such period

(1)the Consolidated Group’s equity in net income of
unconsolidated investments for such period attributable to
Windfield, as disclosed in the Company’s Annual Report
on Form 10-K or Quarterly Report on Form 10-Q, as applicable $

(2)the then prevailing Australian federal income tax rate for such period
(expressed as a decimal)

(3)the Windfield Earnings Amount
[1(e)(xiv)(1) / (1 – 1(e)(xiv)(2))]                $

(xv)    Consolidated Windfield-Adjusted EBITDA
[1(e)(i) + 1(e)(ii) + 1(e)(iii) + 1(e)(iv) + 1(e)(v) + 1(e)(vi) + 1(e)(vii)
+ 1(e)(viii) + 1(e)(ix) + 1(e)(x) + 1(e)(xi) – 1(e)(xii) – 1(e)(xiii) + 1(e)(xiv)(3)]

                                $

(f)    Consolidated Leverage Ratio
[((1(a)(ix) + 1(b)(iii)) – (1(c) + 1(d)(iii))) / 1(e)(xv)]            __________:1.0

2.    Consolidated Interest Coverage Ratio

(a)    Consolidated EBITDA for the period of the four fiscal quarters ending on such date:

(i)    Consolidated Net Income for such period            $

To the extent deducted in calculating such Consolidated Net Income (other than clause (c)(xi) below), without duplication:

(ii)    Consolidated Interest Charges for such period            $

(iii)    the provision for federal, state, local and foreign income taxes
payable by the Consolidated Group for such period        $

(iv)    the amount of depreciation and amortization expense for such
period                                $

(v)    non-cash expenses for such period (excluding any non-cash
expense to the extent that it represents an accrual of or reserve for cash payments in any future period and any inventory valuation
related charge)                        $

(vi)    non-cash goodwill impairment charges                 $

(vii)     any non-cash loss attributable to the mark-to-market
adjustments in the valuation of pension liabilities (to the extent the cash impact resulting from such loss has not been realized)
in accordance with Accounting Standards Codification 715
(ASC 715)                            $

(viii)     any fees, expenses or charges (other than depreciation or
amortization expense) related to any Acquisition, Disposition, issuance of equity interests, other transactions (excluding
intercompany transactions) permitted by Section 8.02 of the
Credit Agreement, or the incurrence of Indebtedness not
prohibited by the Credit Agreement (including any refinancing or amendment thereof) (in each case, whether or not
consummated), including, but not limited to, such fees, expenses or charges related to the Credit Agreement and the other Loan
Documents and any amendment or other modification of the
Credit Agreement or the other Loan Documents            $

(ix)    any expense to the extent that a corresponding amount is
    received during such period in cash by the Company or any of its Subsidiaries under any agreement providing for
    indemnification or reimbursement of such expenses        $

(x)    any expense with respect to liability or casualty events or business interruption to the extent reimbursed to the Company or any of its
    Subsidiaries during such period by third party insurance        $

(xi)    the amount of dividends or distributions or other payments
    (including any ordinary course dividend, distribution or other payment) that are actually received in cash (or converted into cash) for such period by a member of the Consolidated Group from any Person that is not a member of the Consolidated Group
    or otherwise in respect of any unconsolidated investment        $

To the extent included in calculating such Consolidated Net Income:

(xii)    non-cash income during such period (excluding any non-cash income to the extent that it represents cash receipts in any future
period and any inventory valuation related income)        $

(xiii)    any non-cash gains attributable to the mark-to-market
adjustments in the valuation of pension liabilities in accordance
with Accounting Standards Codification 715 (ASC 715)        $

(xiv)    Consolidated EBITDA
[2(a)(i) + 2(a)(ii) + 2(a)(iii) + 2(a)(iv) + 2(a)(v) + 2(a)(vi) + 2(a)(vii)
+ 2(a)(viii) + 2(a)(ix) + 2(a)(x) + 2(a)(xi) – 2(a)(xii) – 2(a)(xiii)]    $

(b)    Consolidated Interest Charges for the period of four fiscal quarters ending on such date:

$
(c)    Consolidated Interest Coverage Ratio
    [2(a)(xiv) / 2(b)]                            __________:1.0